SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

☐          Preliminary Proxy Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☒         Definitive Additional Materials
☐         Soliciting Material Pursuant to Section 240.14a-12

WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 7
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:
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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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Proposed maximum aggregate value of transaction: $0.00
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Total fee paid: $0.00

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dated Filed:

November 18, 2019

«NAME_1»
«NAME_2» «NAME_3»
«ADDRESS_1», «ADDRESS_2»
«ADDRESS_3»

Re:
PROXY REMINDER NOTICE -
WNC Housing Tax Credit Fund VI, L.P., Series 7, a California limited partnership

Dear Investor,

On October 18, 2019, a Consent Solicitation Statement (the “Solicitation”) was sent to you to request your consent to authorize WNC & Associates, Inc., as the general partner of the Partnership, to sell the remaining investment asset of the Partnership. Upon the sale of the last asset, we would wind up the Partnership’s affairs and we would terminate the Partnership. The deadline to submit your vote is Monday, December 16, 2019.

**If you have already submitted your vote we do appreciate your participation and you may disregard this notice**

If you have not yet submitted your vote, we are writing to ask that you please take a moment to review the Solicitation previously mailed to you and place your vote. Voting may be accomplished by any one of the following methods:

1.
PHONE: Call toll free 1-866-752-VOTE (8683). KEY IN the following identification when prompted, and then follow the instructions to vote:

CONTROL ID: «CONTROL_ID»

REQUEST ID: «REQUEST_ID»

2.
INTERNET: Log on to https://www.iproxydirect.com/NF67 and follow the instructions to vote using the CONTROL ID and REQUEST ID provided above.

3.
FAX: Mark, date, sign and fax the Consent Card to Issuer Direct Corp. at 202-521-3464.

4.
MAIL: Mark, date, sign and mail the Consent Card to WNC & Associates, Inc. in the postage paid envelope previously provided.

If you would like us to send you another copy of the Solicitation and Consent Card or have any questions please contact Investor Services at 714.662.5565 x600.

Sincerely,

WNC & Associates, Inc.
General Partner

714-662-5565 x600 714-662-4412F 17782 Sky Park Circle, Irvine, California 92614
wncinc.com